STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 8th day of November, 1999, to be effective as of the 1st day of November, 1999 (the "Effective Date"), by and among Business Resource Group, a California corporation (the "Purchaser"), Baquet-Pastirjak, Inc., a California corporation (the "Company"), and William H. Baquet, Jr., an individual residing at 133 N. San Gabriel Blvd., Suite, 201, Pasadena, California 91107, and Robert G. Pastirjak, an individual residing at 4218 Costello Avenue, Sherman Oaks, California 91423, the sole shareholders of the Company (each individually, a "Shareholder" and together, the "Shareholders").
RECITALS
The Company is in the business of the sale of office furniture and related services. The Shareholders are the sole owners of all of the Company's outstanding capital stock. Purchaser wishes to purchase from the Shareholders, and the Shareholders wish to sell to Purchaser, all of the outstanding capital stock of the Company on the terms and conditions set forth herein (the "Purchase").
AGREEMENT
In consideration of the mutual promises, agreements, warranties and provisions contained in this Agreement, the parties agree as follows:
SECTION 1

PURCHASE AND SALE OF STOCK

1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Shareholders agree to sell to the Purchaser at the Closing, all of the shares of capital stock of the Company outstanding as of the Closing (the "Shares") in exchange for the following consideration:
(a)     The cash consideration to be delivered at the Closing
Date shall be subject to adjustment and calculated as follows:
(i) If the Net Book Value (as defined below) is between $521,000 and $821,000, the Purchaser shall deliver $2,071,000 in cash (the "Cash Consideration").
(ii)    If the Net Book Value is less than $521,000, the
Cash Consideration shall be reduced by an amount equal to the difference between $521,000 and the actual Net Book Value.
(iii) If the Net Book Value is greater than $821,000, the Cash Consideration shall be increased by an amount equal to the difference between $821,000 and the actual Net Book Value.
As used herein, the term "Net Book Value" shall mean the difference obtained by subtracting the total liabilities of the Company as of November 1, 1999 from the total value of the assets of the Company as of November 1, 1999.
Solely for purpose of illustration:  (1) if the Net Book
Value is $600,000, then the Cash Consideration payable shall be $2,071,000; (2) if the Net Book Value is $500,000, then the Cash Consideration payable shall be $2,050,000; and (3) if the Net Book Value is $900,000, then the Cash Consideration payable shall be $2,150,000.

The parties hereto agree that the Net Book Value is $539,139 and that the Cash Consideration to be delivered at the Closing is $2,071,000.

The Cash Consideration, as adjusted, shall be distributed to the Shareholders as follows: 77.5% to William Baquet and 22.5% to Robert Pastirjak, subject to the escrow provisions set forth in Section 8 below.
(b)     50,000 shares of Purchaser's Common Stock (the
"Purchaser Stock"), which shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser Stock shall be issued to the Shareholders as follows: 37,500 Shares to William Baquet and 12,500 Shares to Robert Pastirjak, subject to the escrow provisions set forth in Section 8 below; and
(c) $800,000 issued pursuant to four non-interest bearing promissory notes issued by the Purchaser to the Shareholders. Each note shall be in the initial principal amount of $200,000 (the "Initial Principal Amount"), subject to adjustment as set forth in Section 1 of each such note (the "Adjusted Principal Amount"). The notes shall be substantially in the forms attached hereto as Exhibit A (the "2000 Note"), Exhibit B (the "2001 Note"), Exhibit C (the "2002 Note") and Exhibit D (the "2003 Note"). The 2000 Note, 2001 Note, 2002 Note and 2003 Note are collectively referred to herein as the "Notes." The amounts payable under each note shall be distributed to the Shareholders as follows: (i) if the Adjusted Principal Amount is greater than or equal to the Initial Principal Amount, then William Baquet shall receive 40% of the amounts payable thereunder and Robert Pastirjak shall receive 60% of the amounts payable thereunder and (ii) if the Adjusted Principal Amount is less than the Initial Principal Amount, then William Baquet and Robert Pastirjak shall each receive 50% of the amounts payable thereunder.
The Cash Consideration, the Purchaser Stock and the Notes are collectively referred to herein as the "Purchase Price."


SECTION 2

CLOSING

2.      Closing.
2.1     Closing Date.  The closing of the Purchase (the
"Closing") shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, California 94025, at 4:00 p.m. California time on November 4, 1999, or at such other time and place upon which the parties shall agree orally or in writing, such time and date being referred to herein as the "Closing Date."
2.2 Actions at the Closing. At the Closing, the Company, the Shareholders and Purchaser shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:
(a) Each of the Shareholders will deliver to Purchaser a certificate or certificates representing all of such Shareholder's Shares, together with stock powers duly endorsed in blank for transfer of such Shares to Purchaser, and the Shareholders shall deliver all other documents required of the Shareholders pursuant to this Agreement;
(b) Purchaser will deliver to each Shareholder by cashier's check or wire transfer all of the Cash Consideration set forth in Section 1 above except for the cash to be deposited in escrow pursuant to Section 8 hereof, which will be so deposited by Purchaser, and will instruct the Purchaser's transfer agent to issue a certificate or certificates representing the number of shares of Purchaser Stock owed to such Shareholder under Section 1 above, which certificates shall be placed in escrow pursuant to Section 8.2 hereof, and Purchaser will deliver all other documents required of Purchaser herein; and
(c) Purchaser and each Shareholder shall enter into an Employment Agreement in form and substance satisfactory to the Purchaser (the "Employment Agreements").
2.3 Purchase of Capital Stock. The Shares to be purchased by Purchaser at the Closing shall consist solely of the Company's Capital Stock, and at such time there shall be no other outstanding securities of or rights to purchase or otherwise acquire securities of the Company.


SECTION 3
SECURITIES LAW COMPLIANCE
3.1 Securities Act Exemption. The Purchaser Stock to be issued pursuant to this Agreement shall not be registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act and in reliance upon the representations and warranties of the Shareholders contained in Section 5 below.
3.2 Stock Restrictions. The certificates representing the shares of Purchaser Stock issued pursuant to this Agreement shall bear a restrictive legend or legends (and stop transfer orders shall be placed against the transfer thereof with Purchaser's transfer agent), stating substantially as follows:
(a)     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN THE RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."
(b) Any legend required by the securities laws of any state.
3.3     Corporate Securities Law.  THE SALE OF THE SECURITIES
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND THE SHAREHOLDERS
In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" means, with respect to any entity or group of entities, any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.
In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.
Except as disclosed in a document of the same date as this Agreement and delivered by the Company and the Shareholders to Purchaser prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company and each Shareholder represent and warrant to Purchaser as follows:
4.1 Organization Standing and Power; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.
4.2 Articles of Incorporation and Bylaws. The Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of the Company each as amended to date, to Purchaser. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.
4.3 Capital Structure. The authorized capital stock of the Company consists of 1,000 shares of Capital Stock, of which there were issued and outstanding as of the close of business on November 4, 1999, 100 shares of Capital Stock (the "Company Capital Stock"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. All outstanding shares of the Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of the Company Capital Stock were issued in compliance with all applicable federal and state securities laws. Except for the rights created pursuant to this Agreement and as set forth in this Section 4.3, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its shareholders or
(ii) between or among any of the Company's shareholders.
4.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has approved this Agreement and the Purchase. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by Purchaser, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
4.5     No Conflicts; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of their properties or assets.
(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.
4.6     Financial Statements.  Section 4.6 of the Company Disclosure
Schedule includes a true, correct and complete copy of the Company's unaudited financial statements for the fiscal year ended June 30, 1999, and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the four-month period ended October 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
4.7 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheets for the period ended June 30, 1999 and October 31, 1999 (the "Company Balance Sheets"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheets under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Dates and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.
4.8     Absence of Certain Changes.  Since June 30, 1999 and October
31, 1999 ( the "Company Balance Sheet Dates") there has not been, occurred or arisen any:
(a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;
(b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;
(c) capital expenditure or commitment by the Company in any individual amount exceeding $5,000, or in the aggregate, exceeding $15,000, except for computers and related software;
(d)     destruction of, damage to, or loss of any assets
(including, without limitation, intangible assets), business or customer of the Company (whether or not covered by insurance) which, individually or in the aggregate, would have a Material Adverse Effect;
(e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;
(f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by the Company;
(g) revaluation by the Company of any of their respective assets;
(h) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock, except repurchases of the Company Capital Stock from terminated Company employees or consultants at the original per share purchase price of such shares;
(i) increase in the salary or other compensation payable or to become payable by the Company to any officers, directors, employees or consultants of the Company, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in
Section 4.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;
(j) sale, lease, license or other disposition of any of the assets or properties of the Company in excess of $5,000, except in the ordinary course of business;
(k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which the Company is a party or by which it is bound;
(l) loan by the Company to any person or entity, or guaranty by the Company of any loan, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and
(ii) trade payables which are in the ordinary course of business, consistent with past practices and (iii) trade payables which are not in the ordinary course and which are not in excess of $10,000 in the aggregate;
(m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in excess of $10,000 in the aggregate;
(n) commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Company's or the Company's officers' or directors' knowledge, investigation of the Company or its affairs;
(o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 4.13 below) or of infringement by the Company of any third party's Intellectual Property rights;
(p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;
(q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, other than in the ordinary course of business;
(r) any event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company; or
(s) agreement by the Company or any officer or employee of the Company on its behalf to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).
4.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company's and each Shareholder's knowledge, threatened against the Company or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, decree or order against the Company or, to the Company's and each Shareholder's knowledge, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company. All litigation to which the Company is a party (or, to the knowledge of the Company or the Shareholders, threatened to become a party) is disclosed in the Company Disclosure Schedule.
4.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company, any acquisition of property by the Company or the overall conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

4.11    Permits; Company Products; Regulation.
(a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Authorizations") and no suspension or cancellation of any Company Authorization is pending or, to the Company's and each Shareholder's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Company Authorization would not have a Material Adverse Effect on the Company. The Company is not in conflict with, or in default or violation of,
(i) any laws applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any Company Authorization or
(iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate have a Material Adverse Effect on the Company.
(b) Except as would not have a Material Adverse Effect on the Company, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company (the "Products") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. The Company has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the design, manufacture, labeling, testing and inspection of the Products. Except as disclosed in
Section 4.11(b) of the Company Disclosure Schedule, there have been no recalls, field notifications or seizures ordered or, to the Company's and each Shareholder's knowledge, threatened by any such governmental or regulatory body with respect to any of the Products.
(c) The Company has obtained, in all countries where the Company is marketing or has marketed its Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by the Company in such countries, except for any such failures as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has identified and made available for examination by Purchaser all information relating to regulation of its Products, including licenses, registrations, approvals, permits, device listing, inspections, the Company's recalls and product actions and audits. The Company has identified in writing to Purchaser all international locations where regulatory information and documents are kept.
4.12    Title to Property.
(a) The Company has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheets or acquired after the Company Balance Sheet Dates (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Dates in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable,
(ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheets. The plants, property and equipment of the Company that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of the Company are reflected in the Company Balance Sheets to the extent GAAP requires the same to be reflected.
Section 4.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).
(b) Section 4.12(b) of the Company Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the Company's business, consistent with its past practice and (ii) in good operating condition (except for ordinary wear and tear).
4.13 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for the conduct of its business without any conflict with, or infringement of, the rights of others. Neither the Company nor the Shareholders have received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Neither the Company nor the Shareholders are aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, will, to the best knowledge of the Company and the Shareholders after reasonable investigation, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Neither the Company nor the Shareholders believe it is or will be necessary to use any inventions of any of the Company's employees (or persons it currently intends to hire) made prior to their employment by the Company.
4.14 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and no material expenditures are or, to the best knowledge of the Company and the Shareholders after reasonable investigation, will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored or disposed of by the Company or, to the best knowledge of the Company and the Shareholders after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean
(i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including, but not limited to, building materials, or
(ii) any petroleum products.
4.15    Taxes.
(a) For purposes of this Section 4.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:
(i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in
(A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.
(ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.
(b) All Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company under
Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).
The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings. The Company has no subsidiaries and has not at any time been a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.
(c)     The amount of the Company's liabilities for unpaid
Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of the Company and its Subsidiaries payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of the Company has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.
(d) Purchaser has been furnished by the Company with true and complete copies of (i) all relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including the Company and its Subsidiaries for all periods since the Company's and such Subsidiaries' inception.
(e) No audit of the Returns of or including the Company by a government or taxing authority is in process, threatened or, to the Company's and each Shareholder's knowledge, pending (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company and the Company has not received notice (either in writing or verbally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. The Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company, or any of its respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company. The Company has disclosed on their federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.
(f) The Company is not (nor has it been) a party to any tax sharing agreement.
(g) The Company is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a "consenting corporation" under Section 341(f) of the Code. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. The Company has not agreed to, nor is it required to make, other than by reason of the purchase of the Shares by Purchaser, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and the Company will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which the Company received the economic benefit prior to the Closing Date. The Company is not now, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.
(h) The Company Disclosure Schedule contains accurate and complete information regarding the Company's net operating losses for federal and each state tax purposes. The Company has no net operating losses or credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.
4.16    Employee Benefit Plans.
(a)     Schedule 4.16 lists, with respect to the Company,
(i) all employee benefit plans, (ii) each loan to a non-officer employee in excess of $5,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit or dependent care, life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $50,000 and all severance agreements, with any of the directors, officers or employees of the Company (other than, in each case, any such contract or agreement that is terminable by the Company at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements,
(v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $5,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans").
(b) The Company has furnished to Purchaser a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto).
(c) (i) None of Company Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations, except as would not have, in the aggregate, a Material Adverse Effect, and the Company has performed all obligations required to be performed by it under, is not in any material respect in default, under or violation of, and has no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; and (iii) all material contributions required to be made by the Company to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.
(d) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that failure to comply would not, in the aggregate, have a Material Adverse Effect.
(e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.
(f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Company's Financial Statements.
4.17 Certain Agreements Affected by the Purchase of the Shares by Purchaser. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company (ii) materially increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.
4.18 Employee Matters. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against the Company under any workers' compensation plan or policy or for long term disability. The Company has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the Company's and each Shareholder's knowledge, threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company. The Company and the Shareholders consider the Company's relations with its employees to be good and is not aware of any key employee that presently intends to terminate his or her employment relationship with the Company. The Company is not a party to any collective bargaining agreement or other labor unions contract nor does the Company know of any activities or proceedings of any labor union or organize any such employees.
4.19    Material Contracts.
(a)     Subsections (i) through (ix) of Section 4.19(a) of the
Company Disclosure Schedule contain a list of all contracts and agreements to which the Company is a party and that are material to the business, results of operations, or condition (financial or otherwise), of the Company (such contracts, agreements and arrangements as are required to be set forth in Section 4.19(a) of the Company Disclosure Schedule being referred to herein collectively as the "Material Contracts"). "Material Contracts" shall include, without limitation, the following and shall be categorized in the Company Disclosure Schedule as follows:
(i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than one year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company under the terms of which the: (A) paid or otherwise gave consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 1999, (B) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 2000, (C) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (D) cannot be canceled by the Company without penalty or further payment;
(ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which the Company is a party which (A) paid or otherwise gave consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 1999,
(B) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 2000, (C) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (D) cannot be canceled by the Company without penalty or further payment;
(iii)   (A) all distributor, manufacturer's
representative, broker, franchise, agency and dealer contracts and agreements to which the Company is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which the Company is a party which: (1) involved consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 1999 or (2) are likely to involve consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 2000 or (3) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;
(iv) all management contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which (A) involved consideration or more than $25,000 in the aggregate during the fiscal year ended June 30, 1999, (B) are likely to involve consideration of more than $25,000 in the aggregate during the fiscal year ended June 30, 2000, or (C) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;
(v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Company has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;
(vi) all contracts and agreements that limit the ability of the Company or, after the Closing Date, Purchaser or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;
(vii) all contracts and agreements between or among the Company, on the one hand, and any affiliate of the Company, on the other hand;
(viii) all contracts and agreements to which the Company is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and
(ix) all other contracts or agreements (A) which are material to the Company or the conduct of its business or (B) the absence of which would have a Material Adverse Effect on the Company or (C) which are believed by the Company to be of unique value even though not material to the business of the Company.
(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each Company license and each Material Contract is a legal, valid and binding agreement, and none of the Company licenses or Material Contracts is in default by its terms or has been canceled by the other party; the Company is not in receipt of any claim of default under any such agreement; and the Company does not anticipate any termination of or change to, or receipt of a proposal with respect to, any such agreement as a result of the purchase of the Shares by Purchaser or otherwise. The Company has furnished Purchaser with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.
4.20 Interested Party Transactions. The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company.
4.21 Insurance. The Company has policies of insurance and bonds of the type and in the amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.
4.22 Compliance With Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Company.
4.23 Minute Books. The minute books of the Company made available to Purchaser contain a complete summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.
4.24 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document which has been requested by Purchaser or its counsel in connection with their legal and accounting review of the Company.
4.25 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.
4.26 Board Approval. The Board of Directors of the Company has unanimously (i) approved this Agreement and the purchase of the Shares by Purchaser and (ii) determined that the purchase of the Shares by Purchaser is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders.
4.27 Inventory. The inventories shown on the Financial Statements or thereafter acquired by the Company consist of items of a quantity and quality usable or salable in the ordinary course of business. Since Company Balance Sheet Dates, the Company has continued to replenish inventories in a normal and customary manner consistent with past practices. The Company has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since the Company Balance Sheet Dates, due provision has been made on the books of the Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. All of the inventories of the Company reflected in the Financial Statements and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. No material amount of the inventory of the Company reflected on the Financial Statements or on the Company's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Financial Statements conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. For purposes of this Section 4.27, inventory shall exclude showroom furniture and fixed assets.
4.28    Accounts Receivable.
(a) The Company has made available to Purchaser a list of all accounts receivable of the Company reflected on the Financial Statements ("Accounts Receivable") along with a range of days elapsed since invoice.
(b) All Accounts Receivable of the Company arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.
4.29 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 2% of the Company's gross revenues during the 12 month period preceding the date hereof, and no material supplier of the Company, has through the Closing canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company, or has at any time on or after Company Balance Sheet Dates decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services or products of the Company in the case of such customer, and to the Company's and each Shareholder's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. No customer which individually accounted for more than 2% of the Company's gross revenues during the 12 month period preceding the Closing Date, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions by this Agreement, its relationship with the Company, and to the Company's and each Shareholder's knowledge, no such customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its usage of the services or products of the Company. The Company has not breached any material agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.
4.30 Third Party Consents. No consent or approval is needed from any third party in order to effect the purchase of the Shares by Purchaser, this Agreement or any of the transactions contemplated hereby.
4.31 No Commitments Regarding Future Products. The Company has made no sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products. The products the Company has delivered to customers substantially comply with published specifications for such products and the Company has not received material complaints from customers about its products that remain unresolved.
4.32 Sole Shareholders. The Shareholders are the sole shareholders of the Company and no other person or entity has any right, warrant or option to acquire any shares of capital stock of the Company.
4.33 Employees. All employees of the Company and each such employee's respective compensation arrangement are set forth on Exhibit E hereto.
4.34 Representations Complete. None of the representations or warranties made by the Company or the Shareholders in this Agreement or in any attachment hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.
SECTION 5
FURTHER REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Each Shareholder hereby represents and warrants to Purchaser, as to himself, as follows:
5.1 Power, Authorization and Validity. The Shareholder has all requisite legal and, to the extent applicable, corporate power, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary action, including, if applicable, corporate action, by or on behalf of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of the Shareholder, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.
5.2 Title to Stock. The Shareholder is the sole owner of the Shares reflected next to such Shareholder's name on Exhibit F and has or will have, as of the Closing, good, valid and marketable title to such Shares free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever. The Shareholder represents that he, she or it has or will have, as of the Closing, full right, power and authority to sell, transfer and deliver such Shares to Purchaser, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to Purchaser and Purchaser's payment for and acceptance thereof, will transfer to Purchaser good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever. The Shareholder is not party to any voting trust, agreement or arrangement affecting the exercise of the voting rights of the Shares. There is no action, proceeding, claim or, to the Shareholder's knowledge, investigation against the Shareholder or the Shareholder's assets, properties or, as applicable, any of the Shareholder's respective officers or directors, pending or, to the Shareholder's knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the Shares held by such Shareholder.
5.3 No Violation. The execution, delivery and performance of this Agreement, and the consummation of the Purchase and the other transactions contemplated by this Agreement do not and will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the Shareholder's Shares under, (a) any instrument, indenture, lease, mortgage or other agreement or contract to which the Shareholder is a party or to which such Shareholder or any of such Shareholder's assets or properties may be subject or (b) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to the Shareholder or the Shareholder's assets or properties. The consummation of the Purchase and the other transactions contemplated by this Agreement will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of the Shareholder.
5.4 Acknowledgment. The Shareholder hereby acknowledges that the Shareholder has read this Agreement, the Escrow Agreement and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof). The Shareholder acknowledges that the Shareholder has had an opportunity to consult with and has relied solely upon the advice, if any, of the Shareholder's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent the Shareholder has deemed necessary, and has not been advised or directed by Purchaser, the Company or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this Agreement and the transactions contemplated hereby.
5.5.    Representations and Warranties Regarding the Purchaser Stock.
(a) Each Shareholder represents and warrants to the Purchaser as follows with respect to the Purchaser Stock:
        (i) Each Shareholder is aware of the Purchaser's business affairs and financial condition and has acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to acquire the Purchaser Stock. Each Shareholder is acquiring the Purchaser Stock for investment for each Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
        (ii)    Each Shareholder understands that the Purchaser
Stock constitutes "restricted securities" and has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of each Shareholder's investment intent as expressed herein. Each Shareholder further acknowledges and understands that the Purchaser is under no obligation to register the Purchaser Stock. Each Shareholder understands that the certificate evidencing the Purchaser Stock will be imprinted with a legend which prohibits the transfer of the Purchaser Stock unless it is registered or such registration is not required in the opinion of counsel for the Purchaser.
        (iii) Each Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain of the conditions specified by Rule 144, including, among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate of the Purchaser, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Purchaser, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended), and (4) the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable.
        (iv) Each Shareholder further understands that at the time the Shareholder wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Purchaser may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Shareholder would be precluded from selling the securities under Rule 144 even if the applicable holding period had been satisfied.
        (v) Each Shareholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transactions do so at their own risk.
SECTION 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to the Company and the Shareholders as follows:
6.1     Organization, Standing and Power.  Purchaser and its
Subsidiaries (the "Subsidiaries") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Purchaser and its Subsidiaries each have the corporate power to own its respective properties and to carry on its respective business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Purchaser or the Subsidiary, as the case may be.
6.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser's Board of Directors has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against the Purchaser in accordance with its terms.
6.3     No Conflict; Required Filings and Consents.
        (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Purchaser, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, except that the Purchaser must obtain the consent of Comerica Bank in connection with the transactions contemplated hereby pursuant to the terms of the Purchaser's credit facility therewith.
        (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers within 15 days after the Closing Date, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(iii) such filings as may be required under the HSR Act, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Purchaser Common Stock issuable pursuant to this Agreement and (v) consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Purchaser and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.
6.4 Governmental Authorization. Each of Purchaser and its subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of Purchaser's or any of its subsidiaries' business ("Purchaser Authorizations"), and all of such Purchaser Authorizations are in full force and effect, except where the failure to obtain or have any of such Purchaser Authorizations could not reasonably be expected to have a Material Adverse Effect on Purchaser.
6.5 Compliance With Laws. Each of Purchaser and each of its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Purchaser.
6.6 Broker's and Finders' Fees. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.
6.7 Information Regarding Purchaser. The Purchaser's most recent filings with the Securities and Exchange Commission on Form 10-K and
Schedule 14A, and all filings by the Purchaser on Form 10-Q and/or Form 8-K since the date of the Purchaser's most recent
Form 10-K through the Closing, as such may have been amended prior to Closing, when taken together, do not contain any untrue statement of a material fact or omit, or will omit at the Closing, to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
6.8 Representations Complete. None of the representations or warranties made by Purchaser herein or in any attachment hereto or any certificate furnished by Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.
SECTION 7
CONDITIONS TO CLOSING
7.1 Conditions to Obligations of Each Party. The respective obligations under this Agreement of each party hereto shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties:
(a) Conditions to Obligations of Each Party. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.
(b) Governmental Approval. Purchaser, its Subsidiaries and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the HSR Act, under the Securities Act and under any state securities laws.
(c) Escrow Agreement. Purchaser, the Company, a representative of the Shareholders and the Escrow Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit G.
7.2 Additional Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company and by William Baquet and Robert Pastirjak.
(a) Representations, Warranties and Covenants (i) Each of the representations and warranties of Purchaser in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Purchaser in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and
(ii) Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Purchaser as of the Closing.
(b) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Purchaser and its Subsidiaries, taken as a whole.
7.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Purchaser:
(a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company and the Shareholders in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Company and the Shareholders in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and
(ii) the Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.
(b) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of the Company.
(c) Teknion Dealer Status. The Company shall have been approved as an official Teknion distributor prior to the Closing Date.
(d) Kimball Product Line. The Company shall have received the consent of Kimball to continue to distribute substantially all of the Kimball product line.
(e)     Certificates of the Company and the Shareholders.
(i) Compliance Certificate of the Company. Purchaser shall have been provided with a certificate executed on behalf of the Company by its President and its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Section 7.3(a) through (d) above has been satisfied.
(ii)    Compliance Certificate of Shareholders.
Purchaser shall have been provided with a certificate executed by each Shareholder to the effect that, as of the Closing, each of the conditions set forth in Section 7.3(a) through (d) above has been satisfied.
(iii)   Certificate of Secretary of the Company.
Purchaser shall have been provided with a certificate executed by the Secretary of the Company certifying:
(A) resolutions duly adopted by the Board of Directors of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and
(B) the Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Closing, including all amendments thereto.
(f) Third Party Consents. Purchaser shall have been furnished with evidence satisfactory to it that the Company has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with this Agreement.
(g) Injunctions or Restraints; Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the transactions contemplated by this Agreement shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Purchaser's conduct or operation of the business of the Company and its subsidiaries, following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.
(h) Legal Opinion. Purchaser shall have received a legal opinion from the Company's legal counsel, in substantially the form of Exhibit H.
(i) Resignation of Directors and Officers. Purchaser shall have received letters of resignation from each of the directors and officers of the Company in office immediately prior to the Closing, which resignations in each case shall be effective as of the Closing.
(j) Employment Agreements. Each Shareholder shall have executed an Employment Agreement in a form and substance satisfactory to the Purchaser.

SECTION 8
ESCROW AND INDEMNIFICATION
8.1 Survival of Representations and Warranties. All covenants to be performed by the Company, the Shareholders or Purchaser prior to the Closing Date, and all representations and warranties of the Company, the Shareholders or Purchaser in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Purchase and (except to the extent that survival is necessary to effectuate the intent of such provisions) shall terminate on the first anniversary of the Closing Date (the "Indemnity Termination Date"); provided that if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the Indemnity Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims; provided further that representations, warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes. All covenants to be performed after the Closing Date shall continue indefinitely.
8.2 Share Escrow Fund. As soon as practicable after the Closing Date, all of the shares of Purchaser Stock that Shareholders are entitled to receive in the Purchase in exchange for the Shares (the "Initial Escrow Shares") shall, without any act of any Shareholder, be registered in the name of, and be deposited with, Chase Manhattan Bank and Trust Company, National Association (or other institution selected by Purchaser with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposit to constitute the share escrow fund (the "Share Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit G (the "Escrow Agreement"). In addition, from time to time thereafter, Purchaser shall deposit with Escrow Agent additional shares of Purchaser Stock or other equity securities issued or distributed by Purchaser upon a stock split, stock dividend or other distribution in respect of the Initial Escrow Shares (the "New Shares" and, together with the Initial Escrow Shares, the "Escrow Shares"). In the event that any Damages (as defined below) arise, the Share Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the Company and Shareholders pursuant to Section 8.4 and in accordance with the Escrow Agreement.
8.3 Cash Escrow Fund. Immediately after the Closing, Purchaser shall deposit with the Escrow Agent $100,000 of the Cash Consideration that the Shareholders would otherwise be entitled to receive in the Purchase in exchange for the Shares, 77.5% of which will be deducted from the Cash Consideration otherwise to be received by William Baquet and 22.5% of which will be deducted from the Cash Consideration otherwise to be received by Robert Pastirjak, such deposit to constitute the cash escrow fund (the "Cash Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. In the event that any Uncollected Receivables (as defined below) mature, the Cash Escrow Fund shall be available to reimburse Purchaser pursuant to the obligations of the Company and Shareholders pursuant to Section 8.7 and in accordance with the Escrow Agreement. The Cash Escrow Fund and Share Escrow Fund shall be collectively referred to as the "Escrow Fund."

8.4     Indemnification of Purchaser.
(a) Indemnified Damages. Subject to the limitations set forth in this Section 8, from and after the Closing Date, the Company and Shareholders shall protect, defend, indemnify and hold harmless Purchaser and its affiliates, officers, directors, employees, shareholders, representatives and agents (each an "Indemnified Person" and collectively "Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any of the Indemnified Persons incurs or reasonably anticipates incurring by reason of or in connection with any claim, demand, action or cause of action (i) alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Company contained in this Agreement, including any exhibits or schedules attached hereto, and (ii) arising out of, relating to or in connection with a breach of a lease set forth on Exhibit I hereto, which breach existed at the Closing Date (whether or not continuing at the Closing Date), based upon any claim or violation relating to an invalid, unauthorized or otherwise improper sublease, assignment or other transfer of such lease, which become known to Purchaser at any time on or prior to the Indemnity Termination Date. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Purchaser or the Company.
(b)     Nonexclusive Remedy and Limitations.  Purchaser,
Shareholders and Company each acknowledge that Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration Purchaser would have agreed to pay in connection with the Purchase. Resort to the Share Escrow Fund shall not be Purchaser's exclusive remedy, contractual or otherwise, for any Damages. The maximum liability of any Shareholder for any breach of a representation, warranty or covenant of the Company shall not be limited to the Escrow Shares in which such Shareholder has an interest that are held pursuant to the Escrow Agreement.
8.5 Indemnification of Shareholders. Subject to the limitations set forth in this Section 8, from and after the Closing Date, Purchaser shall protect, defend, indemnify and hold harmless Shareholders and their successors, representatives and agents (each an "Indemnified Shareholder Person" and collectively "Indemnified Shareholder Persons") from and against any Damages that any of the Indemnified Shareholder Persons incurs or reasonably anticipates incurring by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement, which become known to Shareholders at any time on or prior to the Indemnity Termination Date. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by the Shareholders.
8.6 Damages Threshold. Notwithstanding the foregoing, Purchaser may not receive any amount of the Escrow Shares from the Escrow Fund or any other amount directly from either Shareholder unless and until a certificate signed by an officer of Purchaser (an "Officer's
Certificate") identifying Damages in the aggregate amount in excess of $50,000 has been delivered to each Shareholder and, if during the Escrow Period (as defined below), to the Escrow Agent, and such amount is determined pursuant to this Section 8 to be payable, in which case
Purchaser shall receive Escrow Shares equal in value to the full amount of such Damages without deduction. Notwithstanding the foregoing, Shareholders may not receive any amount from Purchaser unless and until a certificate signed by an Indemnified Shareholder Person identifying
Damages in the aggregate amount in excess of $50,000 has been delivered to Purchaser and Purchaser has agreed to pay such Damages or resolution of any conflict has been determined in accordance with the provisions of
Section 4(d) of the Escrow Agreement (without reference to actions by the Escrow Agent), in which case Shareholder shall receive a payment equal in value to the full amount of such Damages without deduction within thirty days. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Purchaser, the Company or the Shareholders, as applicable, shall be disregarded.
        8.7 Reimbursement for Uncollected Receivables . For purposes of this Section, "Uncollected Receivables" shall consist of accounts receivable that as of the Effective Date were (i) past due more than 90 days and that had not been collected, in cash, on or before the last day of the sixth calendar month after the Effective Date (the "Six Month Uncollected Receivables") or (ii) past due 90 days or less and that had not been collected, in cash, on or before the last day of the ninth calendar month after the Effective Date (the "Nine Month Uncollected Receivables"). Purchaser shall be entitled to reimbursement of Uncollected Receivables from the Cash Escrow Fund (i) in the case of the Six Month Uncollected Receivables, after the expiration of six calendar months after the Effective Date and upon delivery to the Escrow Agent of a certificate certifying as to the amount of Six Month Uncollected Receivables for which reimbursement is due and (ii) in the case of the Nine Month Uncollected Receivables, after the expiration of nine calendar months after the Effective Date and upon delivery to the Escrow Agent of a certificate certifying as to the amount of Nine Month Uncollected Receivables for which reimbursement is due. Any payments received by Company in respect of accounts receivable for which Purchaser has received reimbursement out of the Cash Escrow Fund shall promptly be paid to Shareholders; provided, however, that Company shall have no obligation to make any such payments to Shareholders unless and until the aggregate amount of accounts receivable that existed as of the Effective Date and that have not since been collected is less than $100,000.

8.8 Share Escrow Period. Subject to the following requirements, the Escrow Fund shall remain in existence (the "Share Escrow Period") until one year after the Closing Date (the "Escrow Termination Date"). Upon the expiration of the Share Escrow Period, the Share Escrow Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Purchaser, subject to the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Share Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Share Escrow Fund (and the Share Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow
Agent shall deliver to the Shareholders all Escrow Shares and other property remaining in the Share Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Shareholders pursuant to this Section 8.8 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Share Escrow Fund.
        8.9 Cash Escrow Period. Subject to the following requirements, the Cash Escrow Fund shall remain in existence (the "Cash Escrow Period") until ten months after the Closing Date. Upon the expiration of the Cash Escrow Period, the Cash Escrow Fund shall terminate with respect to all cash remaining in the Cash Escrow Fund. At such time, the Escrow Agent shall deliver to the Shareholders all cash remaining in the Cash Escrow Fund. Deliveries of cash in the Cash Escrow Fund to the Shareholders pursuant to this Section 8.9 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Cash Escrow Fund.

8.10 Additional Damages. Any additional Damages following exhaustion of the Share Escrow Fund or following distribution of the Share Escrow Fund upon termination of the Escrow shall be paid by the Shareholders to Purchaser within thirty days following receipt by the indemnifying parties of the Officer's Certificate or, if there is a conflict as to any Damages payable to Purchaser, within thirty days following the issuance of the decision by the arbitrator regarding such conflict. Resolution of any conflict as to any Damages payable to Purchaser shall be resolved substantially in accordance with the provisions of Section 4(d) of the Escrow Agreement (without reference to actions by the Escrow Agent).
8.11 Method of Asserting Claims. All claims for indemnification by any Indemnified Person or Indemnified Shareholder Person pursuant to this Section 8 shall be made in accordance with the provisions of this
Section 8 and, in the case of an Indemnified Person, the Escrow Agreement, and following exhaustion of the Share Escrow Fund or following distribution of the Share Escrow Fund upon expiration of the Share Escrow Period, in accordance with this Section 8.
SECTION 9
COVENANTS OF PARTIES
9.1 Public Announcements. All parties hereto agree that Purchaser will be responsible for any press release or publication with respect to the existence of this Agreement or the transactions contemplated hereby, provided that no press release shall be issued with respect to this Agreement or the transactions contemplated hereby until after November 8, 1999, and further agree to cooperate in good faith with respect to any such press release or public statement, and, except as may be required by law, further agree not to issue any such press release or public statement without the prior written consent of Purchaser (in the case of a publication proposed by the Company and/or a Shareholder). Purchaser agrees to provide any such press release or public statement to the Company and the Shareholders in advance of publication and provide the Company and the Shareholders a reasonable opportunity to review and comment on such publication.
9.2 Cooperation. Each party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use reasonable efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. The Company and the Shareholders will use their best efforts to assist Purchaser as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Purchaser Stock pursuant hereto.
9.3 Further Acts. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties will take any further actions necessary or desirable to carry out the purposes of this Agreement and to vest in Purchaser full title to all properties, assets and rights of the Company. In addition, without in any way limiting the generality of the foregoing, the Company and, to the extent required, the Shareholders hereby agree to take any and all further actions necessary or desirable to carry out the assignment to Purchaser of all Intellectual Property.
9.4 Maintenance of Acquired Business. Until December 15, 2003, Purchaser and the Company agree as follows:
(a) Purchaser shall maintain the operations of the Company as such operations exist on the Closing Date as a separate entity or operating unit (hereinafter referred to as the "Acquired Business") in order that the operating income of the Acquired Business can be determined for purposes of the Notes.
(b) The operating income of the Acquired Business shall be determined in good faith by the Company in accordance with generally accepted accounting principles and shall be calculated as follows: revenues minus cost of goods sold, minus operating expenses and minus operating interest, but before acquisition interest and goodwill.
(c) Any charges by Purchaser or an affiliate of Purchaser to the Acquired Business for corporate shared resources that Purchaser applies to substantially all of its subsidiaries, such as costs incurred by Purchaser in making generally available its human resources manager, sales manager and other resource persons to the Acquired Business, shall be ignored in determining the operating income of the Acquired Business for purposes of the Notes.
9.5 Personal Guarantees by Shareholders. As soon as practicable after the Closing, Purchaser and the Company shall take all actions reasonably necessary to cause each Shareholder to be removed as a guarantor with respect to any obligations of the Company. Without limiting the foregoing, the Company agrees to indemnify and hold Shareholders harmless from and against any liabilities, costs, damages, fees (including without limitation attorneys' fees) and expenses that a Shareholder incurs after the Closing by reason of a personal guaranty by such Shareholder of an obligation of the Company.
SECTION 10
COVENANTS OF SHAREHOLDERS AND THE COMPANY
10.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the Closing Date, the Company agrees and the Shareholders agree to cause the Company (except to the extent expressly contemplated by this Agreement or as consented to in writing by Purchaser), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) to Purchaser's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date. The Company agrees to promptly notify Purchaser of any event or occurrence not in the ordinary course of its or its Subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, without the prior written consent of Purchaser:
(a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;
(b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;
(c) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;
(d) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;
(e) Intellectual Property. Transfer to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice;
(f) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;
(g) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;
(h) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;
(i)     Leases.  Enter into any operating lease;
(j) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $5,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;
(k) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;
(l) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;
(m) Termination or Waiver. Terminate or waive any right of substantial value;
(n)     Employee Benefit Plans; New Hires; Pay Increases.
Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Purchaser advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;
(o) Severance Arrangement. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;
(p) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Purchaser prior to the filing of such a suit, or (iii) for a breach of this Agreement;
(q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;
(r) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;
(s) Notices. Fail to give any notices or other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;
(t) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or
(u) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 10.1(a) through (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.
10.2 Access; Confidentiality. The Company agrees to make available all books, records, facilities, employees, non-employee agents (such as patent and regulatory counsel) and information necessary for Purchaser to evaluate the business, operations, properties and financial condition of the Company. Purchaser shall keep confidential and shall not make use of any information treated by the other party as confidential (including, without limitation, the existence of this Agreement), obtained from the other party concerning the assets, properties, business or operations of the other party other than to legal counsel, consultants, financial advisors, key employees, lenders and investment bankers where such disclosure is related to the performance of obligations under this Agreement or the consummation of the transactions contemplated under this Agreement (all of whom shall be similarly bound by the provisions of this Section 10.2), except as may be required to be disclosed by applicable law. Notwithstanding the foregoing, the foregoing confidentiality restrictions shall not apply to any information which (a) becomes generally available to the public through no fault of the receiving party or its employees, agents or representatives; (b) is independently developed by the receiving party without benefit of the above-described information (and such independent development is substantiated in writing), or rightfully received from another source on a non-confidential basis; (c) when such disclosure is required by a court or governmental authority or is otherwise required by law (including, without limitation, filings required to be made with the SEC, or any other governmental or regulatory agency) or is necessary to establish rights under this Agreement or any agreement contemplated hereby(and the disclosing party has taken all reasonable efforts to limit the scope of such disclosure and to protect the confidential nature of the information disclosed).
10.3 Public Announcements. All parties hereto agree that Purchaser will be responsible for any press release or publication with respect to the existence of this Agreement or the transactions contemplated hereby and further agree to cooperate in good faith with respect to any such press release or public statement, and, except as may be required by law, further agree not to issue any such press release or public statement without the prior written consent of Purchaser (in the case of a publication proposed by the Company and/or a Shareholder).
10.4 Cooperation. Each Party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use reasonable efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.
10.5 Employees of the Business. Between the date of this Agreement and the Closing Date, the Company shall allow Purchaser to have free access to all employees of the Company for discussions regarding employment with Purchaser after the Closing Date.
10.6 Notification of Claims. From the date of this Agreement to and including the Closing Date, the Company and/or the Shareholders shall promptly notify Purchaser in writing of the commencement or threat of any claims, litigation or proceedings against or affecting the Company of which the Company and/or the Shareholders have knowledge.
10.7 Further Acts. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties will take any further actions necessary or desirable to carry out the purposes of this Agreement and to vest in Purchaser full title to all properties, assets and rights of the Company.

SECTION 11
MISCELLANEOUS
11.1 Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Jose, California in accordance with the commercial rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.
11.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,
 (a)    if to Purchaser, to:
        Business Resource Group
        2150 North First Street, Suite 101
        San Jose, CA  95131
        Attention:  J. W. Peth, President
        Facsimile No.:  (650) 325-3202
        Telephone No.:  (650) 325-3199

        with a copy to:
        Orrick, Herrington & Sutcliffe LLP
        1020 Marsh Road
        Menlo Park, CA  94025
        Attention:  Peter Cohn
        Facsimile No.:  (650) 614-7401
        Telephone No.:  (650) 614-7420

(b)     if to the Company, to:
        Baquet-Pastirjak, Inc.
        133 N. San Gabriel Blvd., Suite 201
        Pasadena, CA  91107
        Attention:  President

(c)     if to the Shareholders, to:
        William H. Baquet, Jr.
        878 Monte Verde Drive
        Arcadia, CA  91007
        Facsimile No.:  (626) 449-0913
        Telephone No.:((626) 449-1056

        And:
        Robert G. Pastirjak
        4218 Costello Avenue
        Sherman Oaks, CA  91423
        Facsimile No.:  (818) 784-9095
        Telephone No.:  (818) 784-9094

with a copy to:
        Case, Knowlson, Burnett & Wright LLP
        2049 Century Park East, Suite 3350
        Los Angeles, CA  90067
        Attention:  Edward T. Swanson
        Facsimile No.:  (310) 552-3229
        Telephone No.:  (310) 552-2766

        and, with a copy to:
        Robert A. Graham, Jr.
        717 N.W. 5th Street
        Grants Pass, OR  97526
        Facsimile No.:  (541) 471-2488
        Telephone No.:  (541) 472-1625


11.3 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
11.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents referred to herein are the product of all of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein.
11.5 Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible, and, in any event, the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable or invalid provision.
11.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
11.7 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
11.9 Waiver of Restrictions. The Company hereby consents to the transfers of the Shares that are the subject of this Agreement and waives any restrictions on transfer applicable to such Shares with respect to the transfers contemplated by this Agreement.
11.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11.10 shall be binding upon the parties and their respective successors and assigns.

[Signature Page Follows]


The parties have duly executed this Stock Purchase Agreement as of the date first above written.
THE PURCHASER:                                  THE COMPANY:

BUSINESS RESOURCE GROUP                 BAQUET-PASTIRJAK, INC.



By: /s/ J. W. Peth                              By: /s/ William H. Baquet, Jr.

      J. W. Peth, President                           William H. Baquet, Jr.,
President


THE SHAREHOLDERS:


WILLIAM H. BAQUET, JR.                  ROBERT G. PASTIRJAK



/s/ William H. Baquet, Jr.                              /s/ Robert G. Pastirjak




COMPANY DISCLOSURE SCHEDULE

EXHIBIT A

2000 Note



PROMISSORY NOTE

$200,000        November 8, 1999
(subject to adjustment) San Jose, California

For value received, Business Resource Group, a California corporation (the "Company"), promises to pay to William H. Baquet, Jr. and Robert G. Pastirjak (together, the "Holder"), the principal amount of Two Hundred Thousand Dollars ($200,000) (the "Initial Principal Amount"), subject to adjustment (the "Adjusted Principal Amount") as set forth in
Section 1 below. Interest shall not accrue thereon. This Note is the first in a series of four Notes issued to the Holder containing substantially identical terms and conditions (other than the adjustment terms applicable to the respective principal amounts as set forth in
Section 1 of each Note), issued pursuant to that certain Stock Purchase Agreement (the "Agreement") dated November 8, 1999, to be effective as of November 1, 1999, by and among the Company, Baquet-Pastirjak, Inc. (the "Acquired Business"), and William H. Baquet, Jr. and Robert G. Pastirjak, the sole shareholders of the Acquired Business. This Note is subject to the following terms and conditions.
1. Maturity; Adjustment to Principal Amount. This Note will mature and become due and payable on December 15, 2000 (the "Maturity Date"). Interest shall not accrue on the principal amount due under this Note. The principal amount of this Note shall be subject to adjustment on the Maturity Date based on the operating income of the Acquired Business (or any successor entity or business unit as operated by the Company) as set forth on Schedule A attached hereto. The operating income of the Acquired Business shall be determined in good faith by the Company in accordance with generally accepted accounting principles and shall be calculated as follows: revenues minus cost of goods sold, minus operating expenses and minus operating interest, but before acquisition interest and goodwill. Any dispute regarding the adjustment to be made shall be resolved by arbitration pursuant to Section 11.1 of the Agreement. The amount payable to the Holder on the Maturity Date shall be distributed by the Company to the Holder as follows: (i) if the Adjusted Principal Amount is greater than or equal to the Initial Principal Amount, then William Baquet shall receive 40% of the amounts payable thereunder and Robert Pastirjak shall receive 60% of the amounts payable thereunder and (ii) if the Adjusted Principal Amount is less than the Initial Principal Amount, then William Baquet and Robert Pastirjak shall each receive 50% of the amounts payable thereunder.

2. Payment. Payment on this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.
4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.
6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.
7. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
8. Action to Collect on Note; Disputes. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action. In the event of a dispute regarding the adjustment to the principal amount of the Note, including, without limitation, the determination of the operating income of the Acquired Business, the prevailing party shall be entitled to reimbursement for all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees of one counsel.




[Signature Page Follows]


COMPANY:

BUSINESS RESOURCE GROUP


By:     /s/ J. W. Peth
        J. W. Peth, President

Address:        2150 North First
Street
        Suite 101
        San Jose, CA 95131
AGREED TO AND ACCEPTED:

WILLIAM H. BAQUET, JR.


/s/ William H. Baquet, Jr.
878 Monte Verde Drive
Arcadia, CA  91007



ROBERT G. PASTIRJAK


/s/ Robert G. Pastirjak
4218 Costello Avenue
Sherman Oaks, CA  91423


Schedule A

Principal Amount Adjustment Schedule for
Promissory Note for the Year Ended October 31, 2000

If the Operating Income of
the Acquired Business for
the Period from November
1, 1999 to
October 31, 2000 is:

Then the Adjusted
Principal Amount of Note
shall be:
$1,350,000 and above

$650,000
$1,250,000 to
$1,349,999.99

$575,000
$1,150,000 to
$1,249,999.99

$500,000
$1,050,000 to
$1,149,999.99

$425,000
$950,000 to $1,049,999.99

$350,000
$850,000 to $949,999.99

$275,000
$750,000 to $849,999.99

$200,000 (no adjustment)
$650,000 to $749,999.99

$150,000
$550,000 to $649,999.99

$100,000
$450,000 to $549,999.99

$50,000
$0 to $449,999.99

$0.00





EXHIBIT B

2001 Not


PROMISSORY NOTE

$200,000        November 8, 1999
(subject to adjustment) San Jose, California

For value received, Business Resource Group, a California corporation (the "Company"), promises to pay to William H. Baquet, Jr. and Robert G. Pastirjak (together, the "Holder"), the principal amount of Two Hundred Thousand Dollars ($200,000) (the "Initial Principal Amount"), subject to adjustment (the "Adjusted Principal Amount") as set forth in
Section 1 below. Interest shall not accrue thereon. This Note is the second in a series of four Notes issued to the Holder containing substantially identical terms and conditions (other than the adjustment terms applicable to the respective principal amounts as set forth in
Section 1 of each Note), issued pursuant to that certain Stock Purchase Agreement (the "Agreement") dated November 8, 1999, to be effective as of November 1, 1999, by and among the Company, Baquet-Pastirjak, Inc. (the "Acquired Business"), and William H. Baquet, Jr. and Robert G. Pastirjak, the sole shareholders of the Acquired Business. This Note is subject to the following terms and conditions.
1. Maturity; Adjustment to Principal Amount. This Note will mature and become due and payable on December 15, 2001 (the "Maturity Date"). Interest shall not accrue on the principal amount due under this Note. The principal amount of this Note shall be subject to adjustment on the Maturity Date based on the operating income of the Acquired Business (or any successor entity or business unit as operated by the Company) as set forth on Schedule A attached hereto. The operating income of the Acquired Business shall be determined in good faith by the Company in accordance with generally accepted accounting principles and shall be calculated as follows: revenues minus cost of goods sold, minus operating expenses and minus operating interest, but before acquisition interest and goodwill. Any dispute regarding the adjustment to be made shall be resolved by arbitration pursuant to Section 11.1 of the Agreement. The amount payable to the Holder on the Maturity Date shall be distributed by the Company to the Holder as follows: (i) if the Adjusted Principal Amount is greater than or equal to the Initial Principal Amount, then William Baquet shall receive 40% of the amounts payable thereunder and Robert Pastirjak shall receive 60% of the amounts payable thereunder and (ii) if the Adjusted Principal Amount is less than the Initial Principal Amount, then William Baquet and Robert Pastirjak shall each receive 50% of the amounts payable thereunder.

2. Payment. Payment on this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.


3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.
4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.
6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.
7. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
8. Action to Collect on Note; Disputes. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action. In the event of a dispute regarding the adjustment to the principal amount of the Note, including, without limitation, the determination of the operating income of the Acquired Business, the prevailing party shall be entitled to reimbursement for all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees of one counsel.




[Signature Page Follows]


COMPANY:

BUSINESS RESOURCE GROUP


By:     /s/ J. W. Peth
        J. W. Peth, President

Address:        2150 North First
Street
        Suite 101
        San Jose, CA 95131
AGREED TO AND ACCEPTED:

WILLIAM H. BAQUET, JR.


/s/ William H. Baquet, Jr.
878 Monte Verde Drive
Arcadia, CA  91007



ROBERT G. PASTIRJAK


/s/ Robert G. Pastirjak
4218 Costello Avenue
Sherman Oaks, CA  91423



Schedule A

Principal Amount Adjustment Schedule for
Promissory Note for the Year Ended October 31, 2001

If the Operating Income of
the Acquired Business for
the Period from November
1, 2000 to
October 31, 2001 is:

Then the Adjusted
Principal Amount of Note
shall be:
$1,450,000 and above

$650,000
$1,350,000 to
$1,449,999.99

$575,000
$1,250,000 to
$1,349,999.99

$500,000
$1,150,000 to
$1,249,999.99

$425,000
$1,050,000 to
$1,149,999.99

$350,000
$950,000 to $1,049,999.99

$275,000
$850,000 to $949,999.99

$200,000 (no adjustment)
$750,000 to $849,999.99

$150,000
$650,000 to $749,999.99

$100,000
$550,000 to $649,999.99

$50,000
$0 to $549,999.99

$0.00



EXHIBIT C

2002 Note


PROMISSORY NOTE

$200,000        November 8, 1999
(subject to adjustment) San Jose, California

For value received, Business Resource Group, a California corporation (the "Company"), promises to pay to William H. Baquet, Jr. and Robert G. Pastirjak (together, the "Holder"), the principal amount of Two Hundred Thousand Dollars ($200,000) (the "Initial Principal Amount"), subject to adjustment (the "Adjusted Principal Amount") as set forth in
Section 1 below. Interest shall not accrue thereon. This Note is the third in a series of four Notes issued to the Holder containing substantially identical terms and conditions (other than the adjustment terms applicable to the respective principal amounts as set forth in
Section 1 of each Note), issued pursuant to that certain Stock Purchase Agreement (the "Agreement") dated November 8, 1999, to be effective as of November 1, 1999, by and among the Company, Baquet-Pastirjak, Inc. (the "Acquired Business"), and William H. Baquet, Jr. and Robert G. Pastirjak, the sole shareholders of the Acquired Business. This Note is subject to the following terms and conditions.
1. Maturity; Adjustment to Principal Amount. This Note will mature and become due and payable on December 15, 2002 (the "Maturity Date"). Interest shall not accrue on the principal amount due under this Note. The principal amount of this Note shall be subject to adjustment on the Maturity Date based on the operating income of the Acquired Business (or any successor entity or business unit as operated by the Company) as set forth on Schedule A attached hereto. The operating income of the Acquired Business shall be determined in good faith by the Company in accordance with generally accepted accounting principles and shall be calculated as follows: revenues minus cost of goods sold, minus operating expenses and minus operating interest, but before acquisition interest and goodwill. Any dispute regarding the adjustment to be made shall be resolved by arbitration pursuant to Section 11.1 of the Agreement. The amount payable to the Holder on the Maturity Date shall be distributed by the Company to the Holder as follows: (i) if the Adjusted Principal Amount is greater than or equal to the Initial Principal Amount, then William Baquet shall receive 40% of the amounts payable thereunder and Robert Pastirjak shall receive 60% of the amounts payable thereunder and (ii) if the Adjusted Principal Amount is less than the Initial Principal Amount, then William Baquet and Robert Pastirjak shall each receive 50% of the amounts payable thereunder.

2. Payment. Payment on this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.
4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.
6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.
7. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
8. Action to Collect on Note; Disputes. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action. In the event of a dispute regarding the adjustment to the principal amount of the Note, including, without limitation, the determination of the operating income of the Acquired Business, the prevailing party shall be entitled to reimbursement for all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees of one counsel.




[Signature Page Follows]


COMPANY:

BUSINESS RESOURCE GROUP


By:     /s/ J. W. Peth
        J. W. Peth, President

Address:        2150 North First
Street
        Suite 101
        San Jose, CA 95131
AGREED TO AND ACCEPTED:

WILLIAM H. BAQUET, JR.


/s/ William H. Baquet, Jr.
878 Monte Verde Drive
Arcadia, CA  91007



ROBERT G. PASTIRJAK


/s/ Robert G. Pastirjak
4218 Costello Avenue
Sherman Oaks, CA  91423


Schedule A

Principal Amount Adjustment Schedule for
Promissory Note for the Year Ended October 31, 2002

If the Operating Income of
the Acquired Business for
the Period from November
1, 2001 to
October 31, 2002 is:

Then the Adjusted
Principal Amount of Note
shall be:
$1,550,000 and above

$650,000
$1,450,000 to
$1,549,999.99

$575,000
$1,350,000 to
$1,449,999.99

$500,000
$1,250,000 to
$1,349,999.99

$425,000
$1,150,000 to
$1,249,999.99

$350,000
$1,050,000 to
$1,149,999.99

$275,000
$950,000 to $1,049,999.99

$200,000 (no adjustment)
$850,000 to $949,999.99

$150,000
$750,000 to $849,999.99

$100,000
$650,000 to $749,999.99

$50,000
$0 to $649,999.99

$0.00



EXHIBIT D

2003 Note



PROMISSORY NOTE

$200,000        November 8, 1999
(subject to adjustment) San Jose, California

For value received, Business Resource Group, a California corporation (the "Company"), promises to pay to William H. Baquet, Jr. and Robert G. Pastirjak (together, the "Holder"), the principal amount of Two Hundred Thousand Dollars ($200,000) (the "Initial Principal Amount"), subject to adjustment (the "Adjusted Principal Amount") as set forth in
Section 1 below. Interest shall not accrue thereon. This Note is the fourth in a series of four Notes issued to the Holder containing substantially identical terms and conditions (other than the adjustment terms applicable to the respective principal amounts as set forth in
Section 1 of each Note), issued pursuant to that certain Stock Purchase Agreement (the "Agreement") dated November 8, 1999, to be effective as of November 1, 1999, by and among the Company, Baquet-Pastirjak, Inc. (the "Acquired Business"), and William H. Baquet, Jr. and Robert G. Pastirjak, the sole shareholders of the Acquired Business. This Note is subject to the following terms and conditions.
1. Maturity; Adjustment to Principal Amount. This Note will mature and become due and payable on December 15, 2003 (the "Maturity Date"). Interest shall not accrue on the principal amount due under this Note. The principal amount of this Note shall be subject to adjustment on the Maturity Date based on the operating income of the Acquired Business (or any successor entity or business unit as operated by the Company) as set forth on Schedule A attached hereto. The operating income of the Acquired Business shall be determined in good faith by the Company in accordance with generally accepted accounting principles and shall be calculated as follows: revenues minus cost of goods sold, minus operating expenses and minus operating interest, but before acquisition interest and goodwill. Any dispute regarding the adjustment to be made shall be resolved by arbitration pursuant to Section 11.1 of the Agreement. The amount payable to the Holder on the Maturity Date shall be distributed by the Company to the Holder as follows: (i) if the Adjusted Principal Amount is greater than or equal to the Initial Principal Amount, then William Baquet shall receive 40% of the amounts payable thereunder and Robert Pastirjak shall receive 60% of the amounts payable thereunder and (ii) if the Adjusted Principal Amount is less than the Initial Principal Amount, then William Baquet and Robert Pastirjak shall each receive 50% of the amounts payable thereunder.

2. Payment. Payment on this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.
4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.
6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.
7. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
8. Action to Collect on Note; Disputes. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action. In the event of a dispute regarding the adjustment to the principal amount of the Note, including, without limitation, the determination of the operating income of the Acquired Business, the prevailing party shall be entitled to reimbursement for all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees of one counsel.




[Signature Page Follows]


COMPANY:

BUSINESS RESOURCE GROUP


By:     /s/ J. W. Peth
        J. W. Peth, President

Address:        2150 North First
Street
        Suite 101
        San Jose, CA 95131
AGREED TO AND ACCEPTED:

WILLIAM H. BAQUET, JR.


/s/ William H. Baquet, Jr.
878 Monte Verde Drive
Arcadia, CA  91007



ROBERT G. PASTIRJAK


/s/ Robert G. Pastirjak
4218 Costello Avenue
Sherman Oaks, CA  91423



Schedule A

Principal Amount Adjustment Schedule for
Promissory Note for the Year Ended October 31, 2003

If the Operating Income of
the Acquired Business for
the Period from November
1, 2002 to
October 31, 2003 is:

Then the Adjusted
Principal Amount of Note
shall be:
$1,650,000 and above

$650,000
$1,550,000 to
$1,649,999.99

$575,000
$1,450,000 to
$1,549,999.99

$500,000
$1,350,000 to
$1,449,999.99

$425,000
$1,250,000 to
$1,349,999.99

$350,000
$1,150,000 to
$1,249,999.99

$275,000
$1,050,000 to
$1,149,999.99

$200,000 (no adjustment)
$950,000 to $1,049,999.99

$150,000
$850,000 to $949,999.99

$100,000
$750,000 to $849,999.99

$50,000
$0 to $749,999.99

$0.00



EXHIBIT E

Employee List

EXHIBIT F

Shareholder List

EXHIBIT G

Form of Escrow Agreement


EXHIBIT H

Opinion of Company Counsel


EXHIBIT I

Leases


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